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                             EXHIBIT (23)(i)
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                                                       PaineWebber


Worthen Banking Corporation
Post Office Box 1681
Little Rock, AR 77203


Gentlemen:

     We hereby consent to the use of our opinion letter to the Board of Directors of Worthen Banking Corporation dated January 23, 1995, included as Appendix B to the Prospectus/Proxy Statement which form a part of Amendment No. 3 to the Registration Statement on Form S-4 relating to the proposed merger of Worthen Banking Corporation with and into Boatmen's Bancshares, Inc. and to the references to such opinion in such Prospectus/Proxy Statement under the caption "The Merger -- Opinion of Worthen's Financial Advisor". In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.




                                   PAINEWEBBER INCORPORATED



                                   By:/s/ James P. Murray
                                      ----------------------------------------
                                      James P. Murray
                                      First Vice President

January 23, 1995
New York, New York